UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report:
                                 August 15, 2007
                        (Date of earliest event reported)

                           THOMAS & BETTS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Tennessee
                 (State or Other Jurisdiction of Incorporation)


         1- 4682                                         22-1326940
   (Commission File Number)                    (IRS Employer Identification No.)



                               8155 T&B Boulevard
                            Memphis, Tennessee 38125
               (Address of Principal Executive Offices)(Zip Code)

                                 (901) 252-8000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

     On August 15, 2007, Thomas & Betts Corporation, a Tennessee corporation ("Parent"), The Lamson & Sessions Co., an Ohio corporation (the "Company") and T&B Acquisition II Corp., a wholly owned subsidiary of Parent and an Ohio corporation ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation.

     At the effective time and as a result of the Merger, (i) the Company will become a wholly owned subsidiary of Parent and (ii) each common share of the Company will be converted into the right to receive $27.00 in cash, without interest.

     Consummation of the Merger is subject to customary conditions, including approval of the holders of the Company common stock and expiration or termination of the applicable Hart-Scott-Rodino waiting period. The Merger Agreement contains certain termination rights for both Parent and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, (i) the Company may be required to pay Parent a termination fee of $15,000,000 and (ii) Parent may be required to pay the Company a termination fee of $4,000,000. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Parent or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's respective public disclosures.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.



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Item 8.01 -  Other Events

     On August 15, 2007, Parent issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits
    Exhibit No.    Description
    -----------    -------------------------------------------------------------
         2.1 Agreement and Plan of Merger, dated as of August 15, among Parent, Merger Sub and the Company (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

         99.1 Press Release issued jointly by Parent and the Company, dated August 15, 2007.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Thomas & Betts Corporation
                                         (Registrant)


                                         By: /s/ W. David Smith, Jr.
                                         ---------------------------
                                         W. David Smith, Jr.
                                         Assistant General Counsel and Assistant
                                         Secretary



Date:  August 16, 2007

                                  Exhibit Index

     Exhibit No.    Description
     -----------    ------------------------------------------------------------
         2.1        Agreement and Plan of Merger, dated as of August 15, among
                    Parent, Merger Sub and the Company (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

         99.1 Press Release issued jointly by Parent and the Company, dated August 15, 2007.